Mercury General Corporation Announces Third Quarter Results

      LOS ANGELES, Nov. 5 /PRNewswire-FirstCall/ -- Mercury General Corporation (NYSE: MCY) reported today net income of $63.3 million ($1.15 per share-diluted) in the third quarter of 2007 compared with $68.2 million ($1.25 per share-diluted) for the same period in 2006. For the first nine months of 2007, net income was $193.2 million ($3.52 per share-diluted) compared with net income of $164.7 million ($3.01 per share-diluted) for the same period in 2006. Included in net income are net realized investment gains, net of tax, of $1.3 million ($0.02 per share-diluted) in the third quarter of 2007 compared with net realized investment gains, net of tax, of $1.7 million ($0.03 per share-diluted) for the same period in 2006, and net realized investment gains, net of tax, of $7.1 million ($0.13 per share-diluted) for the first nine months of 2007 compared with net realized investment gains, net of tax, of $8.7 million ($0.16 per share-diluted) for the same period in 2006.

      Company-wide net premiums written were $758.8 million in the third quarter 2007, a 2.2% decrease over third quarter 2006 net premiums written of $776.2 million, and were approximately $2.3 billion for the first nine months of 2007, a 1.0% decrease over the same period in 2006. California net premiums written were $587.7 million in the third quarter of 2007, an increase of 2.5% over the same period in 2006, and were approximately $1.8 billion for the first nine months of 2007, a 3.9% increase over the same period in 2006. Non-California net premiums written were $171.1 million in the third quarter of 2007, a 15.7% decrease over the same period in 2006, and were $525.5 million for the first nine months of 2007, a decrease of 14.2% over the same period in 2006.

      The Company's combined ratio (GAAP basis) was 94.2% both in the third quarter and for the first nine months of 2007 compared with 93.0% and 94.5% for the same periods in 2006. Loss development on prior accident years' loss reserves was approximately $15 million adverse for the nine months ended September 30, 2007, compared with approximately $18 million adverse for the same period in 2006. Adverse loss development on prior accident years' loss reserves for the first nine months of 2007 came primarily from the Company's California operations. As previously reported, adverse loss development on prior accident years' loss reserves for the first nine months of 2006 included approximately $37 million adverse for the states outside of California and $19 million positive on California business.

      Net investment income of $39.2 million (after tax $33.9 million) in the third quarter of 2007 increased by 6.4% over the same period in 2006. The after-tax yield on investment income was 3.9% on average assets of $3.5 billion (fixed maturities and equities at cost) for the quarter. This compares with an after-tax yield on investment income of 3.7% on average investments of $3.4 billion (fixed maturities and equities at cost) for the same period in 2006.

      In October 2007, the Southern California region was devastated by sweeping fire storms. As of November 1, 2007, approximately 2,200 homes have been reported as destroyed. The Company estimates its California homeowners market share to be approximately 3%. As of November 1, 2007, the Company has received 13 total property loss claims and 153 partial property loss claims related to the fires and over 700 claims related to wind damage. The Company anticipates that the number of reported claims will increase but is uncertain as to the total number of claims that will ultimately be reported.

      The Board of Directors declared a quarterly dividend of $0.52 per share, representing an 8.3% increase over the quarterly dividend amount paid in 2006. The dividend is to be paid on December 27, 2007 to shareholders of record on December 14, 2007. The Company's book value per share at September 30, 2007 was $33.73.

      Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at http://www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA),
(706) 679-3827 (International) or by visiting http://www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time and running through November 12, 2007. The replay telephone numbers are (800) 642-1687 (USA) or (706) 645-9291 (International). The conference ID# is 20143783. The replay will also be available on the Company's website shortly following the call.


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

      The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and in general economic conditions; the accuracy and adequacy of the Company's pricing methodologies; adverse weather conditions or natural disasters in the markets served by the Company; market risks associated with the Company's investment portfolio; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of regulatory approval for requested rate changes; legislation adverse to the automobile insurance industry or business generally that may be enacted in California or other states; the Company's success in expanding its business in states outside of California; the Company's ability to successfully complete its initiative to standardize its policies and procedures nationwide in all of its functional areas; the presence of competitors with greater financial resources and the impact of competitive pricing; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and various legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission.

Mercury General Corporation

Information Regarding Non-GAAP Measures

      The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with Generally Accepted Accounting Principles ("GAAP"). These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results. The Company has reconciled these measures with the most directly comparable GAAP measure in the supplemental schedule entitled, "Summary of Operating Results."

      Net premiums written represents the premiums charged on policies issued during a fiscal period. Net premiums earned, the most directly comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is meant as supplemental information and is not intended to replace Net premiums earned. It should be read in conjunction with the GAAP financial results.

      Paid losses and loss adjustment expenses is the portion of Incurred losses and loss adjustment expenses, the most directly comparable GAAP measure, excluding the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is meant as supplemental information and is not intended to replace Incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results.

                  Mercury General Corporation and Subsidiaries
                          Summary of Operating Results
                   (000's except per-share amounts and ratios)
                                   (unaudited)

                                  Quarter Ended          Nine Months Ended
                                   September 30,           September 30,
                                 2007        2006        2007         2006
                               --------   --------   ----------   ----------

    Net premiums written       $758,849   $776,186   $2,282,126   $2,304,032
    Net premiums earned         748,798    753,122    2,258,626    2,243,152
    Paid losses and loss
     adjustment expenses        491,896    483,466    1,503,263    1,449,314
    Incurred losses and loss
     adjustment expenses        497,791    491,129    1,511,928    1,500,625
    Net investment income        39,216     36,857      122,156      112,502
    Net realized investment
     gains, net of tax            1,332      1,749        7,147        8,694
    Net income                  $63,278    $68,227     $193,240     $164,685
                               ========   ========   ==========   ==========

    Basic average shares
     outstanding                 54,720     54,662       54,697       54,645

    Diluted average shares
     outstanding                 54,851     54,750       54,830       54,760

    Basic Per Share Data
    Net income                    $1.16      $1.25        $3.53        $3.01
                               ========   ========   ==========   ==========

    Net realized investment
     gains, net of tax            $0.02      $0.03        $0.13        $0.16
                               ========   ========   ==========   ==========

    Diluted Per Share Data
    Net income                    $1.15      $1.25        $3.52        $3.01
                               ========   ========   ==========   ==========
    Net realized investment
     gains, net of tax            $0.02      $0.03        $0.13        $0.16
                               ========   ========   ==========   ==========

    Operating Ratios-GAAP(a)
     Basis
    Loss ratio                     66.5%      65.2%        66.9%        66.9%
    Expense ratio                  27.7%      27.8%        27.3%        27.6%
                               --------   --------   ----------   ----------
    Combined ratio                 94.2%      93.0%        94.2%        94.5%
                               ========   ========   ==========   ==========

    Reconciliations of
     Operating Measures to
     Comparable GAAP (a)
     Measures

    Net premiums written       $758,849   $776,186   $2,282,126   $2,304,032
    Increase in unearned
     premiums                   (10,051)   (23,064)     (23,500)     (60,880)
                               --------   --------   ----------   ----------
    Net premiums earned        $748,798   $753,122   $2,258,626   $2,243,152
                               ========   ========   ==========   ==========

    Paid losses and loss
     adjustment expenses       $491,896   $483,466   $1,503,263   $1,449,314
    Increase in net loss and
     loss adjustment expense
     reserves                     5,895      7,663        8,665       51,311
                               --------   --------   ----------   ----------
    Incurred losses and loss
     adjustment expenses       $497,791   $491,129   $1,511,928   $1,500,625
                               ========   ========   ==========   ==========

    (a) Generally Accepted Accounting Principles

                  Mercury General Corporation and Subsidiaries
                         Other Supplemental Information
                              (000's except ratios)
                                   (unaudited)

                                  Quarter Ended         Nine Months Ended
                                  September 30,           September 30,
                                 2007       2006        2007         2006
                               --------   --------   ----------   ----------
    California Operations(1)
    Net premiums written       $587,708   $573,136   $1,756,594   $1,691,188
    Net premiums earned         579,876    556,342    1,731,219    1,647,809

    Loss ratio                     64.1%      61.7%        64.5%        63.0%
    Expense ratio                  26.9%      26.5%        26.3%        26.6%
                               --------   --------   ----------   ----------
    Combined ratio                 91.0%      88.2%        90.8%        89.6%
                               ========   ========   ==========   ==========

    Non-California Operations(2)
    Net premiums written       $171,141   $203,050     $525,532     $612,844
    Net premiums earned         168,922    196,780      527,407      595,343

    Loss ratio                    74.8%       75.1%        75.0%        77.7%
    Expense ratio                 30.7%       31.4%        30.6%        30.2%
                               --------   --------   ----------   ----------
    Combined ratio               105.5%      106.5%       105.6%       107.9%
                               ========   ========   ==========   ==========

                                  At September 30,
    Policies-in-force (000's)     2007        2006
                                ------      ------
    California personal auto     1,130       1,140
    California commercial auto      19          21
    Non-California personal auto   297         352
    California homeowners          268         258
    Florida homeowners              13          14


    Notes:
    All ratios are calculated on GAAP basis.
    (1) Includes homeowners, auto, commercial property and other immaterial California business lines
    (2) Includes all states except California

                  Mercury General Corporation and Subsidiaries
                 Condensed Balance Sheets and Other Information
                        (000's except per-share amounts)
                                   (unaudited)

                                                   September 30,  December 31,
                                                       2007          2006
                                                    ----------    ----------

    Investments
      Fixed maturities available for sale,
       at market (amortized cost $2,834,897
       in 2007 and $2,851,715 in 2006)
       (includes hybrid financial
       instruments: $32,331 in 2007)                $2,855,325    $2,898,987
      Equity securities available for sale, at
       market (cost $312,392 in 2007 and $258,310
       in 2006)                                        417,132       318,449
      Equity securities trading, at market (cost
       $8,068 in 2007)                                   8,483             -
      Short-term investments, at cost, which
       approximates market                             332,000       282,302
                                                    ----------    ----------
        Total investments                            3,612,940     3,499,738
    Net receivables                                    393,943       372,777
    Deferred policy acquisition costs                  215,650       209,783
    Other assets                                       255,297       218,764
                                                    ----------    ----------
      Total assets                                  $4,477,830    $4,301,062
                                                    ==========    ==========

    Losses and loss adjustment expenses             $1,097,678    $1,088,822
    Unearned premiums                                  973,799       950,344
    Notes payable                                      130,980       141,554
    Other liabilities                                  429,701       396,212
    Shareholders' equity                             1,845,672     1,724,130
                                                    ----------    ----------
      Total liabilities and shareholders' equity    $4,477,830    $4,301,062
                                                    ==========    ==========


    Common stock-shares outstanding                     54,722        54,670
    Book value per share                                $33.73        $31.54
    Statutory surplus                             $1.7 billion  $1.6 billion
    Portfolio duration                               4.8 years     4.0 years


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